UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2026, Jesse A. Coury informed Greystone Housing Impact Investors LP (the “Partnership”) of his resignation as Chief Financial Officer of the Partnership effective as of June 30, 2026. Mr. Coury’s resignation is not related to any disagreement with the Partnership or its general partner regarding any financial, accounting, or other matters.

In conjunction with Mr. Coury’s departure, on June 5, 2026, the Board of Managers of Greystone AF Manager LLC (“Greystone Manager”), which is the general partner of the general partner of the Partnership, appointed Eric R. Nielsen to serve as the Partnership’s interim Chief Financial Officer, effective as of July 1, 2026. Mr. Nielsen will serve in this capacity until a permanent Chief Financial Officer is appointed.

Mr. Nielsen, who is 43 years old, has served as the Partnership’s Corporate Controller since 2020. Mr. Nielsen previously held progressive leadership roles and ultimately served as the Director and Corporate Controller of Oriental Trading Company, a Berkshire Hathaway Company from 2011 to 2020. Mr. Nielsen also held various positions with Deloitte & Touche LLP from 2006 to 2011, with his last position as an Audit & Assurance Manager. Mr. Nielsen received his Bachelor of Science in Business Administration – Accounting and Master of Public Accountancy degrees from the University of Nebraska-Lincoln. Mr. Nielsen did not enter into any plan, contract, or arrangement in connection with his appointment as interim Chief Financial Officer.

There is no arrangement or understanding between Mr. Nielsen and any other persons or entities pursuant to which Mr. Nielsen was appointed as the interim Chief Financial Officer of the Partnership. There is no family relationship between Mr. Nielsen and any member of the Board of Managers of Greystone Manager or any executive officer of the Partnership, and there are no transactions between the Partnership and Mr. Nielsen that require disclosure under Item 404(a) of Regulation S-K.

On June 8, 2026, the Partnership issued a press release announcing Mr. Coury’s resignation and the appointment of Mr. Nielsen as interim Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the intended executive officer changes will not occur as currently expected; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this report may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	June 8, 2026	By:	/s/ Kenneth C. Rogozinski
Printed: Kenneth C. Rogozinski Title: Chief Executive Officer